Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 27, 2021, relating to the financial statements of Rallybio Holdings, LLC, appearing in Registration Statement No. 333-257655 on Form S-1 of Rallybio Corporation.

/s/ Deloitte & Touche LLP

Hartford, Connecticut

August 2, 2021